Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bay Banks of Virginia, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge and belief: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Randal R. Greene
Randal R. Greene, President and Chief Executive Officer

/s/ Deborah M. Evans
Deborah M. Evans, Treasurer and Chief Financial Officer

May 14, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 will be retained by Bay Banks of Virginia, Inc., and furnished to the Securities and Exchange Commission and its staff upon request.